EXHIBIT A

DIRECTORS AND EXECUTIVE OFFICERS OF WACHOVIA

The following table sets forth the name and present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which such occupation or employment is conducted of each director and executive officer of Wachovia. Unless otherwise indicated, the business address of each such person is c/o Wachovia Corporation at One Wachovia Center, Charlotte, North Carolina 28288-0013, and each such person is a citizen of the United States.

DIRECTORS OF WACHOVIA CORPORATION	PRESENT PRINCIPAL OCCUPATION

John D. Baker, II	President and CEO Florida Rock Industries, Inc. 155 E. 21st Street Jacksonville, FL 32206

Robert J. Brown	Chairman and CEO B&C Associates, Inc. 808 Greensboro Road High Point, NC 27260

Peter C. Browning	Non-Executive Chairman Nucor Corporation 2100 Rexford Road Charlotte, NC 28211

John T. Casteen, III	President, University of Virginia Madison Hall, University Avenue Charlottesville, VA 22904-4224

William H. Goodwin, Jr.	Chairman and President CCA Industries, Inc. One James Center 901 East Cary Street, Suite 1500 Richmond, VA 23219

Robert A. Ingram	Vice Chairman Pharmaceuticals GlaxoSmithKline Five Moore Drive Research Triangle Park, NC 27709

Donald M. James	Chairman and CEO Vulcan Materials Company 1200 Urban Center Drive Birmingham, AL 35242

Mackey J. McDonald	Chairman & CEO VF Corporation 105 Corporate Center Boulevard Greensboro, NC 27408

DIRECTORS OF WACHOVIA CORPORATION	PRESENT PRINCIPAL OCCUPATION

Joseph Neubauer	Chairman and CEO ARAMARK Corporation ARAMARK Tower, 1101 Market Street Philadelphia, PA 19107

Ernest S. Rady	Chairman of Dealer Finance business and California banking business, Wachovia Corporation

Van L. Richey	President and CEO American Cast Iron Pipe Company 1501 31st Avenue North Birmingham, AL 35207-4101

Ruth G. Shaw	Group Executive-Public Policy and President, Duke Nuclear Company Duke Energy Corporation PO Box 1006 EC3XH Charlotte, NC 28201-1006

Lanty L. Smith	Chairman Soles Brower Smith & Co. Wachovia Tower 300 North Greene Street, Suite 925 Greensboro, NC 27401-2167

G. Kennedy Thompson	Chairman, President & CEO, Wachovia Corporation

John C. Whitaker, Jr.	Chairman & CEO Inmar, Inc. 2601 Pilgrim Court Winston-Salem, NC 27106

Dona Davis Young	Chairman, President & CEO The Phoenix Companies, Inc. One American Row Hartford, CT 06102

EXECUTIVE OFFICERS OF WACHOVIA CORPORATION	PRESENT EMPLOYMENT

David M. Carroll	Senior Executive Vice President and President, Capital Management Group Wachovia Corporation

Stephen E. Cummings	Senior Executive Vice President and President of Corporate and Investment Banking Wachovia Corporation

Gerald A. Enos, Jr.	Senior Executive Vice President and Head of Information Technology, eCommerce and Operations Wachovia Corporation

Benjamin P. Jenkins, III	Vice Chairman and President, General Bank Wachovia Corporation

Stanhope A. Kelly	Senior Executive Vice President and President, Wealth Management Wachovia Corporation

Shannon W. McFayden	Senior Executive Vice President and Director of Human Resources and Corporate Relations Wachovia Corporation

G. Kennedy Thompson	Chairman, President and Chief Executive Officer Wachovia Corporation

Donald K. Truslow	Senior Executive Vice President and Chief Risk Officer Wachovia Corporation

Mark C. Treanor	Senior Executive Vice President, General Counsel and Secretary Wachovia Corporation

Thomas J. Wurtz	Senior Executive Vice President and Chief Financial Officer Wachovia Corporation

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